UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 10, 2015
____________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

____________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3260 Jay Street
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 501-8550
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 10, 2015, ServiceNow, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (“Annual Meeting”) in Santa Clara, California. As of April 21, 2015, the Company's record date, there were a total of 153,564,815 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 133,432,164 shares of common stock were represented in person or by proxy and, therefore, a quorum was present. The following proposals were adopted by the votes indicated:

1.Election of three Class III directors, Douglas M. Leone, Frederic B. Luddy, and Jeffrey A. Miller, to serve a three year term, which will expire at the 2018 Annual Meeting of Stockholders, or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Douglas M. Leone	119,450,753	674,135	13,307,276
Frederic B. Luddy	117,883,669	2,241,219	13,307,276
Jeffrey A. Miller	119,499,785	625,103	13,307,276

Based on the votes set forth above, the director nominees were duly elected.

2.Advisory resolution to approve executive compensation:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
118,648,254	1,307,385	169,249	13,307,276

Based on the votes set forth above, the stockholders advised that they were in favor of the named executive officer compensation set forth in the proxy statement.

3.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015:

Shares For	Shares Against	Shares Abstaining
133,088,568	117,570	226,026

Based on the votes set forth above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was duly ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

By:	/s/ Michael P. Scarpelli
Michael P. Scarpelli Chief Financial Officer

 Date: June 15, 2015